SNET 1986 STOCK OPTION PLAN



     The Plan is amended as follows:

     (1) Adding the following sentence to the end of the first paragraph of Section 9(c):

          Notwithstanding the foregoing, no optionee shall be eligible to make an Election (or otherwise elect to surrender his Stock Compensation in exchange for a cash payment as contemplated by this Section 9(c)) with respect to any Change of Control transaction involving SBC Communications
          Inc. that is accounted for as a pooling of interests transaction.